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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the post-effective Amendment No. 6 on Form F-3 to the Registration Statement on Form F-4 (registration No. 333-48966) of the report dated March 28, 2002 (except with respect to matters discussed in Note 14 as to which the date is May 24, 2002) with respect to the consolidated balance sheets of Vivendi Universal and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001 included in Vivendi Universal Annual Report on Form 20-F for the year ended December 31, 2002, filed with the Securities and Exchange Commission on June 30, 2003. This report is a copy of a joint audit report previously issued by Barbier Frinault & Cie, a member firm of Andersen Worldwide and RSM Salustro Reydel.



                                 Paris, France
                               September 26, 2003

/s/ RSM Salustro Reydel

RSM Salustro Reydel